Exhibit 10.1

FOURTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Amended and Restated Loan and Security Agreement is entered into as of February 8, 2023 (the “Amendment”), by and between EAST WEST BANK (“Bank”) and IDENTIV, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 8, 2021 and as amended from time to time, including pursuant to that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 30, 2021, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 14, 2022 and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 31, 2022 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.	The following definitions in Section 1.1 of the Agreement are amended and restated in their entirety to read as follows:

“Credit Extension” means each Advance, each Nonformula Advance, each Nonformula II Advance, use of the Cash Management Sublimit, or any other extension of credit by Bank for the benefit of Borrowers hereunder.

2.	The following definitions are added to Section 1.1 of the Agreement in alphabetical order:

“Cash Management Sublimit” means a sublimit for Cash Management Services under the Nonformula II Facility in an aggregate amount not to exceed One Hundred Twenty Five Thousand Dollars ($125,000).

“Nonformula II Maturity Date” means February 8, 2025.

3.	Section 2.1(d)(i) of the Agreement is amended and restated in its entirety to read as follows:

(i) Subject to and upon the terms and conditions of this Agreement, Borrowers may request Nonformula II Advances in an aggregate outstanding amount not to exceed the Nonformula II Line minus the amount of services being provided under the Cash Management Sublimit. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(d) may be repaid and reborrowed at any time prior to the Nonformula II Maturity Date, at which time all Nonformula II Advances under this Section 2.1(d) and any outstanding amounts owing with respect to Cash Management Services shall be immediately due and payable. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Borrower may not request, and Bank has no obligation to make, any Nonformula II Advances that would result in the aggregate principal amount of the Nonformula II Advances plus the Cash Management Sublimit exceeding Ten Million Dollars ($10,000,000), until after the completion of a Collateral audit within ninety (90) days (or such longer period as Bank may agree to in writing) following the funding of the initial Nonformula II Advance, the results of which are satisfactory to Bank.

4.	The following is added as a new subsection (iv) to the end of Section 2.1(d) of the Agreement:

(iv) Cash Management Sublimit. Subject to the terms and conditions of this Agreement and availability under the Nonformula II Facility, Borrowers may request cash management services which may include automated clearing house transactions and other cash management services (the “Cash Management Services”) by executing and delivering to Bank such applications on Bank’s standard forms as requested by Bank; provided however, that the total amount of the Cash Management Services shall not exceed the Cash Management Sublimit, and that availability under the Nonformula Facility shall be reduced by the entire amount of services provided under the Cash Management Sublimit. In addition, Bank may, in its sole discretion, charge as Nonformula II Advances any amounts that become due or owing to Bank in connection with the Cash Management Services. If at any time the Nonformula II Facility is terminated or otherwise ceases to exist, Borrowers shall immediately secure to Bank’s satisfaction its obligations with respect to any Cash Management Services, and, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit issued by Bank in a Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates), shall automatically secure such obligations to the extent of the then outstanding Cash Management Services. Borrowers authorize Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Cash Management Services continue.

5.	Section 2.6(a) of the Agreement is amended and restated in its entirety to read as follows:

(a) Facility Fees. Borrowers shall pay to Bank on February 8, 2023 and on each anniversary thereof for so long as the Nonformula II Facility is in effect, a facility fee equal to one quarter of one percent (0.25%) of the Nonformula II Line, each of which are fully earned and nonrefundable.

6.	Sections 6.3(c), (d) and (e) of the Agreement are amended and restated in their entirety to read as follows:

(c) as soon as available, but in any event within one hundred eighty (180) days after the end of a Borrower’s fiscal year, audited consolidated financial statements of Borrowers prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm;

(d) as soon as available, but in any event no later than thirty (30) days prior to the beginning of each fiscal year, an annual operating budget and financial projections (including income statements, balance sheets and cash flow statements) for the upcoming fiscal year, presented in a quarterly format, approved by Parent’s board of directors, and in a form and substance acceptable to Bank;

(e) within thirty (30) days following the end of each year, a contact/address list of Borrowers’ account debtors;

7.	Section 6.9(b) of the Agreement is amended and restated in its entirety to read as follows:

(b) Minimum EBITDA. Borrowers’ minimum trailing twelve-month EBITDA measured on a quarterly basis shall be at least the amount set forth below as of the measurement dates set forth below:

Measurement Date	Minimum EBITDA
March 31, 2023	$2,500,000
June 30, 2023	$2,500,000
September 30, 2023 and each quarter thereafter	$3,500,000

8.	Exhibit D to the Agreement is replaced in its entirety with the Exhibit D attached hereto.

9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

10. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing, after giving effect to this Amendment.

11. Without limiting the foregoing, Borrower represents and warrants that it has no existing financing arrangement with Citibank NA or Citibank Europe PLC, and that Securitas AB is an account debtor of Borrower, but no amounts are owing by Securitas AB to Borrower. Borrower shall use reasonable efforts to, within sixty (60) days following the date hereof, deliver evidence satisfactory to Bank of the termination of the UCC Financing Statements filed with the Delaware secretary of state in favor of Citibank NA and Citibank Europe PLC.

12. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents requested by Bank no later than five (5) Business Days following the date of execution.

13. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) corporate resolutions and incumbency certificate;

(c) payment of the facility fee set forth in Section 2.6(a) of the Agreement (as amended herein) plus all Bank Expenses incurred through the date of this Amendment; and

(d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC.

By:	/s/ Justin Scarpulla

Name:	Justin Scarpulla

Title:	CFO

EAST WEST BANK

By:	/s/ Kelvin Chan

Name:	Kelvin Chan

Title:	Managing Director

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:          EAST WEST BANK

FROM:	IDENTIV, INC.

The undersigned authorized officer of IDENTIV, INC., on behalf of itself and all other Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that the annual financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and such other financial information is prepared consistently from one period to the next; except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required			Complies
Quarterly financial statements	Quarterly within 30 days			Yes	No
Compliance Certificate	Quarterly within 30 days			Yes	No
Annual financial statements (audited)	Annually within 180 days of FYE			Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days prior to the beginning of each fiscal year			Yes	No
Contact/address list of Borrowers’ account debtors	Within 30 days of FYE			Yes	No
Deposit balances with Bank	$ ___________________			Yes	No
Deposit balance outside Bank	$ ___________________

Financial Covenant	Required	Actual		Complies
Minimum Unrestricted Cash at Bank	$5,000,000	$	___________	Yes	No
Minimum Trailing 12 month EBITDA as of March 31, 2023	$2,500,000	$	___________	Yes	No
as of June 30, 2023	$2,500,000	$	___________	Yes	No
as of September 30, 2023 and each quarter thereafter	$3,500,000	$	___________	Yes	No
Minimum Current Ratio	1.75 : 1.00		______ : 1.00	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER
Date:
TITLE
	Compliance Status			Yes	No

DATE